UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2019, Jaguar Health, Inc. (the “Company”) filed the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware creating a new series of authorized preferred stock of the Company, par value $0.0001 per share, designated as the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The shares of Series B Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series B Preferred Stock have no voting rights. However, as long as any shares of Series B Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series B Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Each share of Series B Preferred Stock is convertible at any time at the holder’s option into 500 shares of Common Stock, which conversion ratio will be subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations and other similar transactions as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of the shares of Series B Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of shares of Series B Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of Common Stock in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance of Series B Preferred Stock) of the shares of Common Stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The foregoing description of the Certificate of Designation is not complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 8.01   Other Events.

On July 19, 2019, the Company issued a press release announcing the pricing of a registered public offering by the Company (the “Offering”) of (a) 1,806,500 Class A Units (the “Class A Units”), with each Class A Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) one warrant to purchase Common Stock that expires on the earlier of (A) five (5) years from the date of issuance and (B) 30 calendar days following the public announcement of Positive Interim Results (as defined in Registration Statement on Form S-1 (File No. 333-231399), the “Registration Statement”) related to the diarrhea results from the HALT-D investigator initiated trial if and only if in those 30 calendar days (x) the volume weighted average price of Common Stock (“VWAP”) exceeds 115% of the exercise price of such warrant for any 20 consecutive trading days (the “Measurement Period”) and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (the “Series 1 warrants”); and (iii) one warrant to purchase Common Stock that expires on the first date on the earlier of (A) 5 years from the date of issuance and (B) 30 calendar days following the public announcement by the Company that a pivotal phase 3 clinical trial using crofelemer (Mytesi, or the same or similar product with a different name) for the treatment of cancer therapy related diarrhea in humans has met its primary endpoint in accordance with the protocol if and only if in those 30 calendar days (x) the VWAP exceeds 150% of the exercise price of such warrant for the Measurement Period after such public announcement and (y) the average dollar daily volume for such Measurement Period exceeds $500,000 per trading day (referred to as the “Series 2 warrants”, each Series 1 warrant and Series 2 warrant a “Warrant” and collectively, the “Warrants”) with each Class A Unit offered to the public at an offering price of $2.00 per Class A Unit and (b) 10,787 Class B Units (the “Class B Units”, each Class A Unit and Class B Unit a “Unit” and collectively, the “Units”), with each Class B Unit consisting of (i) one share of Series B Preferred Stock, (ii) 500 Series 1 warrants and (iii) 500 Series 2 warrants, with each Class B Unit offered to the public at an offering price of $1,000 per Class B Unit.

On July 23, 2019, the Company issued a press release announcing the closing of the Offering for gross proceeds of $16.56 million, which includes the full exercise by Ladenburg Thalmann & Co. Inc., the sole book-running manager in connection with the Offering (the “Underwriter”), of an over-allotment option (the “Over-allotment Option”) granted by the Company to the Underwriter to purchase up to (i) 1,080,000 shares of Common Stock, (ii) Series 1 warrants to purchase up to 1,080,000 shares of Common Stock and (iii) Series 2 warrants to purchase up to 1,080,000 shares of Common Stock solely to cover over-allotments.

A total of 2,886,500 shares of Common Stock, 10,787 shares of Series B Preferred Stock, Series 1 warrants to purchase up to 8,280,000 shares of Common Stock and Series 2 warrants to purchase up to 8,280,000 shares of Common Stock were issued in the Offering, including the full exercise of the Over-allotment Option.  The Warrants have an exercise price of $2.00 and will be exercisable upon issuance for a period of five years unless earlier terminated as provided above.

Following the completion of the Offering, as of 5:00 p.m. New York City time on July 23, 2019, the Company had outstanding 5,025,840 shares of Common Stock, which amount excludes shares of Common Stock issuable upon conversion of the Company’s outstanding non-voting common stock, Series A Preferred Stock and Series B Preferred Stock.

The foregoing descriptions of the Series 1 warrants and Series 2 warrants do not purport to be complete and are subject to, and qualified in their entirety by, the form of Series 1 warrant and form of Series 2 warrant, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report and incorporated herein by reference.

A copy of the press releases announcing the pricing of the Offering and the closing of the Offering are attached hereto as Exhibit 99.1 and 99.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series B Preferred Stock
4.1	Form of Series 1 Warrant
4.2	Form of Series 2 Warrant
99.1	Press Release of Jaguar Health, Inc., dated July 19, 2019
99.2	Press Release of Jaguar Health, Inc., dated July 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: July 23, 2019